As filed with the Securities and Exchange Commission on September 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Petco Health and Wellness Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-1005932
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices, Zip Code)

Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Ilene Eskenazi

Chief Legal and Human Resources Officer and Secretary

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, California 92127

(858) 453-7845

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Krista P. Hanvey

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, TX 75201-2923

(214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by Petco Health and Wellness Company, Inc., a Delaware corporation (the “Registrant”), in order to register an additional 15,500,000 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, as amended, which shares of Common Stock are securities of the same class and relate to the same plan as those shares registered on the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on January  19, 2021 (File No. 333-252221), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of Petco Health and Wellness Company, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on January 19, 2021).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Petco Health and Wellness Company, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 23, 2023).

4.3	Second Amended and Restated Bylaws of Petco Health and Wellness Company, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on January 19, 2021).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 19, 2021).

99.2	First Amendment to Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 23, 2023).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego California, on the 1st day of September, 2023.

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:	/s/ Ronald Coughlin, Jr.
Name:	Ronald Coughlin, Jr.
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald Coughlin, Jr., Brian LaRose, Ilene Eskenazi and Giovanni Insana and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Coughlin, Jr. Ronald Coughlin, Jr.	Chief Executive Officer and Chairman (principal executive officer)	September 1, 2023

/s/ Brian LaRose Brian LaRose	Chief Financial Officer (principal financial and accounting officer)	September 1, 2023

/s/ Cameron Breitner Cameron Breitner	Director	September 1, 2023

/s/ Gary Briggs Gary Briggs	Director	September 1, 2023

/s/ Nishad Chande Nishad Chande	Director	September 1, 2023

/s/ Christy Lake Christy Lake	Director	September 1, 2023

/s/ David Lubek David Lubek	Director	September 1, 2023

/s/ R. Michael Mohan R. Michael Mohan	Director	September 1, 2023

/s/ Sabrina Simmons Sabrina Simmons	Director	September 1, 2023

/s/ Christopher J. Stadler Christopher J. Stadler	Director	September 1, 2023

/s/ Mary Sullivan Mary Sullivan	Director	September 1, 2023

/s/ Iris Yen Iris Yen	Director	September 1, 2023